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EXHIBIT 5 AND 5.1

OPINION AND CONSENT OF B. BRUCE FREITAG, ESQ.

                                B. BRUCE FREITAG
                                 ATTORNEY AT LAW
                               39 SACKERMAN AVENUE
                         NORTH HALEDON, NEW JERSEY 07508

TELEPHONE 973 238 1909                               E-MAIL: FBruceLaw@aol.Com
TELEFAX 973 238 1910

February 5, 2000

Actrade Financial Technologies Ltd.
7 Penn Plaza, Ste. 422
New York, NY 10001

Dear Gentlemen and Ladies:

I have been requested to render my opinion with respect to the authorization for issuance of 5,000,000 Shares of the Common Stock (the "Shares"), par value $.0001 per share, of Actrade Financial Technologies Ltd., a Delaware corporation (the "Company"), for issuance and sale pursuant to the Company's 2001 Stock Option Plan (the "Plan"). These Shares and the Plan are the subject of a registration statement filed with the Securities and Exchange Commission on Form S-8.

I have examined originals, or copies certified to my satisfaction, of the foregoing Plan, the Company's Articles of Incorporation and Bylaws, such agreements, documents, certificates and other statements of government officials and corporate officers and representatives, and other papers as I have deemed relevant and necessary as a basis for my opinion.

In such examination I have assumed the genuineness of all documents submitted to me as originals and the conformity with the original document of documents submitted to me as copies. In addition, as to matters of fact only, I have relied to the extent I deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Company.

Based on these examinations, it is my opinion that the Shares have been duly and validly authorized for issuance in accordance with the terms of the Plan, and when the Shares are issued, delivered and paid for, in accordance with the terms of the Plan, they will be duly authorized, validly issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement to be filed on Form S-8 by you.

Sincerely yours,


B. Bruce Freitag